UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

BioVie Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39015	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 W Nye Lane Suite 201 Carson City, NV	89703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 888-3162

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 Per Share	BIVI	The Nasdaq Stock Market, LLC

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the special meeting of stockholders of BioVie Inc. (the “Company”) held on July 29, 2024 (the “Special Meeting”), the Company’s stockholders approved a proposal authorizing the board of directors of the Company (the “Board”), in its sole discretion, prior to the one-year anniversary of the Special Meeting, to effect a reverse stock split of the outstanding shares of the Company’s Class A common stock (“Common Stock”) at a reverse split ratio of between 1-for-6 and 1-for-10 as determined by the Board, whereby every 6 to 10 shares of the authorized, issued and outstanding Common Stock will be combined into one share of authorized, issued and outstanding Common Stock.

Pursuant to such authority granted by the Company’s stockholders, the Board approved a one-for-ten (1:10) reverse stock split (the “Reverse Stock Split”) of the Common Stock, and on July 31, 2024, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada. The Reverse Stock Split will become effective at 12:01 am Eastern Time on August 6, 2024 (the “Effective Time”). When the Reverse Stock Split becomes effective, every ten (10) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split reduces the number of shares of Common Stock issuable upon the exercise or vesting of the Company’s outstanding stock options, restricted stock units and warrants in proportion to the ratio of the Reverse Stock Split and causes a proportionate increase in the exercise prices of such stock options and warrants. The Reverse Stock Split did not change the total number of authorized shares of Common Stock or preferred stock.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive one full share of the post-reverse stock split Common Stock in lieu of such fractional share.

West Coast Stock Transfer, Inc. is acting as exchange agent for the Reverse Stock Split and will correspond stockholders of record regarding the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action.

Commencing on August 6, 2024, trading of the Company’s Common Stock will continue on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 09074F405.

The foregoing description of the Certificate of Change does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Change, which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 29, 2024, the Company held the Special Meeting. The following matters were considered:

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1.	Grant the Board the Authority to Effect a Reverse Stock Split

Stockholders granted the Board authority, in its sole discretion, prior to the one-year anniversary of the Special Meeting, to effect a reverse stock split of the outstanding shares of the Company’s Common Stock, at a reverse split ratio of between 1-for-6 and 1-for-10 as determined by the Board, whereby every 6 to 10 shares of the authorized, issued and outstanding common stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
39,393,584	3,204,131	204,190	0

2.	Adjourn the Special Meeting

Stockholders granted discretionary authority for the Company to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there were not sufficient votes at the time of the Special Meeting to approve the proposal for the reverse stock split. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
39,461,343	3,164,218	176,344	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change of BioVie Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioVie INC.

	By:	/s/ Joanne Wendy Kim
		Name:	Joanne Wendy Kim
		Title:	Chief Financial Officer

Date: August 1, 2024

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